Exhibit 99.2

Aksys Receives NASDAQ Notification

Lincolnshire, IL —July 11, 2006 — Aksys®, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, today announced that on July 6, 2006 it received a letter from NASDAQ stating that the Company has not regained compliance in accordance with Marketplace Rule 4310(c)(8)(C) requiring a minimum value of $35,000,000 of listed securities for ten consecutive days. The letter indicates that the Company’s securities will be delisted from The NASDAQ Capital Market unless the Company requests a hearing in accordance with Marketplace Rule 4800 Series. The Company is requesting a hearing before the NASDAQ Listing Qualifications Panel to review the NASDAQ staff’s determination, and the Company is pursuing strategies aimed at compliance with the Nasdaq listing requirements. The Company’s hearing request is expected to stay the de-listing until the hearing process is completed.

About Aksys

Aksys, Ltd. produces hemodialysis products, providing services for patients suffering from kidney failure. The Company’s lead product, the PHD® System, is a currently available, advanced technology hemodialysis system designed to improve clinical outcomes of patients and reduce mortality, morbidity and the associated high cost of patient care. Further information is available on Aksys’ website: www.aksys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements are based on our views as of the date they are made with respect to future results or events. These statements include, without limitation, statements relating to our ability to regain compliance with the listing standards of the Nasdaq Capital Market and statements relating to the Company’s expectations regarding its future in the home hemodialysis market. Factors that could cause such a difference include, but are not limited to, the following: (i) our ability to obtain additional capital on acceptable terms and in a sufficient amount to run our business; (ii) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (iii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit us to be profitable; (iv) uncertainties regarding our ability to maintain listing on the Nasdaq Capital Market; (v) risks related to quality control issues and consistency of service applicable to the PHD System; (vi) market, regulatory reimbursement and competitive conditions; (vii) risks related to the failure to meet additional development and manufacturing milestones for the current or next-generation PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (viii) risks inherent in relying on third parties to manufacture the current PHD System or develop the next-generation PHD System; (ix) changes in quality system regulations and our ability to market and contract for the manufacture of the PHD System in accordance with regulations imposed by the Food and Drug Administration and other similar regulatory authorities, and the potential adverse impact on our company of failing to maintain or obtain any such clearances and approvals; (x) risks and uncertainties with respect to our development agreement with DEKA relating to the next generation PHD System; (xi) risks related to our relationship with Durus Life Sciences Master Fund Ltd. and its affiliates; (xii) risks related to our new PHD System operating districts strategy and focused resource allocation; and (xiii) other factors detailed in our filings with the SEC, including our recent filings on Forms 10-K, 10-Q and 8-K. We do not undertake to publicly update or revise our forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACTS: Lisa Burns (investors) or Clay Kramer (investors),
ckramer@burnsmc.com, or Justin Jackson (media), jjackson@burnsmc.com, all of Burns
McClellan for Aksys, +1-212-213-0006

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